UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, Jamie Welch was appointed Chief Financial Officer and Head of Business Development of LE GP, LLC (the “Company”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”), effective as of June 24, 2013. Mr. Welch, age 46, was previously Global Head of Power and Renewables for Credit Suisse Securities (USA) LLC, a role he held for more than eight years.

Mr. Welch will assume responsibility for the role of Chief Financial Officer and Head of Business Development of the Company. John W. McReynolds will continue to serve as President of the Company.

There are no arrangements or understandings between Mr. Welch and any other person(s) pursuant to which Mr. Welch was selected as Chief Financial Officer. There are no existing relationships between Mr. Welch and the Company, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds President

Dated: May 1, 2013

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